Calculation of Filing Fee Tables
S-3
XCEL ENERGY INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $2.50 par value per share	457(o)			$ 4,000,000,000.00	0.0001531	$ 612,400.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,000,000,000.00		$ 612,400.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,555.66
			Net Fee Due:						$ 605,844.34
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 (the "Securities Act"), Xcel Energy Inc. (the "Registrant") initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3 (File No. 333-278797) which was filed on April 18, 2024 (the "Registration Statement"). Table 1 above shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Xcel Energy Inc.	S-3	333-275228	10/31/2023		$ 6,555.66	Equity	Common Stock, $2.50 par value per share		$ 44,415,082.44
Fee Offset Sources	2	Xcel Energy Inc.	S-3	333-275228		10/31/2023						$ 6,555.66
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On October 31, 2023, the Registrant filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 (Registration No. 333-275228) registering an unspecified amount of its securities specified therein, including its common stock, $2.50 par value per share ("common stock"). On October 31, 2023, the Registrant filed with the SEC a prospectus supplement to the 2023 Registrant Statement to register the offer and sale from time to time of shares of common stock having an aggregate gross sales price of up to $2,500,000,000 (the "2023 ATM Prospectus Supplement") and concurrently paid $360,778 in registration fees in connection therewith, after accounting for a fee offset of $8,222 related to unsold securities under a prior registration statement. The Registrant has terminated the offering of common stock under the 2023 ATM Prospectus Supplement, and at the time of termination, $44,415,082.44 of common stock remained unsold under the 2023 ATM Prospectus Supplement, and $6,555.66 of previously-paid fees remain unutilized and available for future registration fees pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the $612,400 filing fee currently due in connection with this filing is offset in part against the $6,555.66 remaining balance for such unsold securities under the 2023 ATM Prospectus Supplement resulting in a fee of $605,844.34 remitted with this filing.

Offset Note
[2]	See Rule 457(p) Statement of Withdrawal, Termination, or Completion.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $4,000,000,000.00. The prospectus is a final prospectus for the related offering.